Exhibit 10.1

AMENDMENT TO
COLLABORATION AND LICENSE AGREEMENT

This Amendment to Collaboration and License Agreement (this “Amendment”) is entered into as of December 17, 2018 (the “Amendment Date”) by and between Homology Medicines, Inc., a corporation organized under the laws of the State of Delaware, having a business address at 1 Patriots Park, Bedford, MA 01730 (“HMI”), and Novartis Institutes for BioMedical Research, Inc., a corporation organized under the laws of the State of Delaware, having a business address at 250 Massachusetts Avenue, Cambridge, MA 02139 (“NVS”). HMI and NVS are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, HMI and NVS are parties to that certain Collaboration and License Agreement effective as of November 6, 2017 (the “Agreement”);

WHEREAS, HMI and NVS have agreed to extend the deadline for NVS to select the second Ophthalmic Target for an additional six (6) months as well as to extend the time for making substitutions for the Ophthalmic Targets by an additional six (6) months; and

WHEREAS, the Parties wish to amend the Agreement to reflect their agreement to extend such selection.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment, the parties agree as follows:

1.Section 3.1.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“3.1.2 Ophthalmic Target Selection and Substitution. As of the Effective Date, NVS has selected [***] as its first Ophthalmic Target under this Agreement. NVS will have the right to (a) select the second Ophthalmic Target no later than 18 months after the Effective Date; and (b) make up to [***] substitutions of an Ophthalmic Target (in aggregate) during the first 2.5 years of the Research Term by providing written notice to HMI; provided, however, that in the case of each of (a) and (b), NVS may not select any target except as expressly permitted under this Section 3.1.2 (Ophthalmic Target Selection and Substitution). If, at the time of HMI’s receipt of such notice, the proposed ophthalmic target is an Occupied Target, then NVS may select another proposed target (and another if such other proposed target is an Occupied Target and so on) until such time that NVS selects an ophthalmic target that is not an Occupied Target, at which point such proposed ophthalmic target will be added as an Ophthalmic Target under this Agreement. If NVS in good faith questions why a proposed ophthalmic target is an Occupied Target, then upon request HMI shall promptly provide reasonable evidence as to why such target is an Occupied Target, which evidence may be provided by HMI to NVS’ outside counsel or another outside consultant engaged by NVS to confirm such status. Such outside counsel or consultant engaged by NVS will be permitted to disclose to NVS only whether or not it agrees with HMI’s determination that the proposed ophthalmic target is an Occupied Target. In

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the event of a dispute with regard to any proposed ophthalmic target, such dispute shall be resolved by Expedited Arbitration. Upon substitution of an Ophthalmic Target, the original target will no longer be an Ophthalmic Target for purposes of this Agreement. NVS will have no further right to substitute any Ophthalmic Target once it has made [***] substitutions under this Section 3.1.2 (Ophthalmic Target Selection and Substitution). If HMI has granted any Third Party any non-exclusive rights with respect to any non-Occupied Target that NVS selects as an Ophthalmic Target, then HMI will disclose to NVS the nature of such granted nonexclusive rights at the time of NVS’ proposal of such target, and if (i) NVS does not withdraw its proposal of such target, then when such target becomes an Ophthalmic Target, the rights granted by HMI to NVS under this Agreement with respect to such Ophthalmic Target will be subject to such non- exclusive rights; and (ii) NVS does withdraw its proposal of such target, then such proposal shall not qualify as one of the [***] permitted substitutions under this Agreement.”

2.This Amendment is effective upon the Amendment Date and is and will be deemed to be an integral part of the Agreement.

3.Any initially capitalized terms not otherwise defined herein shall have the meanings given in the Agreement.

4.Except as expressly amended hereby, all terms of the Agreement shall remain unchanged and in full force and effect.

5.This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Amendment Date.

NOVARTIS INSTITUTES FOR		HOMOLOGY MEDICINES, INC.
BIOMEDICAL RESEARCH, INC.

By:	/s/ Scott A. Brown	By:	/s/ Sam Rasty
Name:	Scott A. Brown	Name:	SAM RASTY
Title	VP General Counsel	Title:	CHIEF OPERATING OFFICER

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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